Exhibit 99.1

For Immediate Release Dated: 11/20/03	Contact:	David T. Richardson, Chief Financial Officer The Keller Manufacturing Company, Inc. (812) 738-2222

THE KELLER MANUFACTURING COMPANY, INC. PROPOSES PLAN TO
DEREGISTER WITH THE SECURITIES AND EXCHANGE COMMISSION

CORYDON, IN (November 20, 2003) – The Keller Manufacturing Company, Inc. (OTCBB: KMFC) (the “Company”) announced today that the Board of Directors of the Company has unanimously approved a 1-for-500 reverse stock split to be followed immediately by a 500-for-1 forward stock split. This transaction will allow the Company to terminate the registration of the Company’s common stock with the Securities and Exchange Commission. Completion of the transaction is subject to the fulfillment of all of the filing requirements of the Securities and Exchange Commission.

Under the terms of the proposed transaction, shareholders owning fewer than 500 shares of the Company’s common stock will be entitled to receive cash in an amount equal to $4.00 for each share of common stock owned on the effective date of the reverse stock split. The closing price of the Company’s common stock on November 20, 2003, the last trading day prior to the announcement of this transaction, was $3.50. BB&T Capital Markets, a subsidiary of Scott & Stringfellow, Inc., provided a fairness opinion to the Board of Directors that, as of November 20, 2003, the consideration to be received by the shareholders is fair from a financial point of view. Shareholders owning 500 or more shares of common stock on the effective date of the reverse stock split will continue to hold their shares. Under Indiana law, this transaction is not subject to the approval of the shareholders of the Company and no vote of the shareholders will be obtained in connection with the transaction.

The proposed transaction is anticipated to reduce the number of shareholders of record to fewer than 300, which will allow the Company to terminate its reporting obligations under federal securities laws. As a result, the common stock of the Company will no longer be eligible for trading on the Over-the-Counter Bulletin Board. The Company is taking this action for a number of reasons, foremost of which is to reduce the corporate costs associated with being a “reporting company” under the Securities Exchange Act of 1934. After serious consideration, the Board of Directors concluded that the advantages of being a reporting company do not outweigh either the direct expenses or the indirect costs in the form of management time associated with the Securities and Exchange Commission’s reporting requirements. Other factors considered as part of this decision included that the Company receives no capital raising benefit from being a reporting company and the Company believes that it suffers a competitive disadvantage because as a reporting company it is required to publicly disclose certain competitive information.

This press release is only a description of the proposed transaction and is not an offer to acquire any shares of common stock. Details of the transaction may be found in the Company’s Schedule 13E-3 which will be filed with the Securities Exchange Commission. The Company also plans to furnish information to shareholders concerning the proposed transaction at a later date. It is anticipated that the transaction will close in the first quarter of 2004, at which time the Company will terminate the registration of its common stock with Securities Exchange Commission.

About Keller
The Keller Manufacturing Company, Inc. (OTCBB:  KMFC) is a leading manufacturer of solid wood bedroom, dining room and occasional furniture. Keller Furniture is sold through middle to upper-middle priced retailers in all 50 United States and Canada. For more information about The Keller Manufacturing Company, Inc., visit our website at www.kellerfurniture.com.

The news release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements may include statements regarding the intent, belief or current expectations of The Keller Manufacturing Company, Inc. (the “Company” or its officers with respect to (i) the Company’s strategic plans, (ii) the policies of the Company regarding capital expenditures, dividends, financing and other matters, and (iii) industry trends affecting the Company’s financial condition or results of operations. Readers of this news release are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward looking statements contained in this news release will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved.